Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Marathon Oil Corporation of our report dated February 29, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

On Form S-3ASR:		Relating to:
File No.	333-146772	Common Stock
	333-168171	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts/Units
	333-157824	Dividend Reinvestment and Direct Stock Purchase Plan

On Form S-8:		Relating to:

File No.	33-56828	Marathon Oil Company Thrift Plan
	333-29699	1990 Stock Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-52751	1990 Stock Plan
	33-41864	1990 Stock Plan
	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan
	333-143010	Marathon Oil Corporation 2007 Incentive Compensation Plan

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 29, 2012